Exhibit 3.2

Effective June 25, 2015

AMENDED AND RESTATED BY-LAWS

OF

SLM CORPORATION

(HEREINAFTER CALLED THE “CORPORATION”)

ARTICLE I — OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Offices. The principal office of the Corporation shall be located in the city and jurisdiction as the Board of Directors may, from time to time, determine. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II — MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place within the continental United States, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors or, in the case of a special meeting called pursuant to Section 3 of this Article at the request in writing of the holders of at least one-third of the capital stock of the Corporation issued and outstanding and entitled to vote at an election of directors, as shall be designated by such stockholders or their representative, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. The annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting. Notice of the annual meeting, stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 3. Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, special meetings of stockholders, for any purpose or purposes, shall be called by the Secretary (a) at the direction of either (i) the Chairman or (ii) the Chief Executive Officer, if the Chief Executive Officer is a member of the Board of Directors or (iii) a majority of the Board of Directors, or (b) at the request in writing of the holders of at least one-third of the capital stock of the Corporation issued and outstanding and entitled to vote at an election of directors. The request of stockholders shall state the purpose or purposes of the proposed meeting and shall include the information required by Section 8 to be included in a stockholder’s notice to the Corporation with respect to the stockholder(s) proposing the matters to be considered at such meeting. Business transacted at any special meeting requested by stockholders shall be limited to the purpose or purposes stated in the request for meeting, provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders.

Notice of a special meeting, stating the place, date and hour of the meeting and purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. The business conducted at any special meeting of stockholders shall be limited to the purposes stated in the notice of such special meeting.

Section 4. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, at all meetings of the stockholders, the holders of a majority of the capital stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such re-scheduled meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the re-scheduled meeting, a notice of the re-scheduled meeting shall be given to each stockholder entitled to vote at the meeting.

Section 5. Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy, but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 6. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the principal office of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the entire time of the meeting, and may be inspected by any stockholder of the Corporation who is present.

Section 7. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 6 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 8. Stockholder Nominations and Other Business.

(a) No nominations for director shall be made at and no other business shall be brought before any meeting of stockholders unless it has been properly brought before the meeting in accordance with the procedures set forth in these By-Laws; provided, however, that nothing in this Section 8 shall be deemed to preclude discussion by any stockholder of any business properly brought before such meeting.

(b) To be properly brought before an annual meeting, director nominations and other business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) brought before the annual meeting by any stockholder of the Corporation who is a stockholder of record on the date of the giving of the notice provided for in this Section 8 and on the record date for the determination of stockholders entitled to vote at such annual meeting and who complies with the procedures set forth in this Section 8. In addition to any other applicable requirements, for director nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be properly brought before an annual meeting, any such other business also must be a proper subject for action by stockholders, provided that the law of Delaware shall govern whether such business is a proper subject for action by stockholders.

(c) To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day nor later than the close of business on the ninetieth (90th) day prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received no earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and no later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which the date of such annual meeting was publicly announced. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth:

(i) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (C) all information necessary for the Corporation’s Board of Directors to determine if each such nominee would qualify as an independent director, as determined under the Corporation’s corporate governance guidelines or any applicable exchange listing rules;

(ii) as to any business other than director nominations that such stockholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting, (B) the reasons for conducting such business at the annual meeting, and (C) any material interest in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act) if any, on whose behalf the business is being proposed;

(iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or other business is being proposed: (A) the name and address of such stockholder as they appear in the Corporation’s records, and the name and address of such beneficial owner, (B) the number of shares of the Corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, (C) the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for the meeting of the number of shares of the Corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting, and (D) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such nomination or business before the meeting;

(iv) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination or other business is being proposed, as to such beneficial owner: (A) the number of shares of the Corporation which are beneficially owned by such stockholder or beneficial owner as of the date of the notice, and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for the meeting of the number of shares of the Corporation beneficially owned by such stockholder or beneficial owner as of the record date for the meeting, (B) a description of all agreements, arrangements or understandings with respect to the nomination or other business between or among such stockholder or beneficial owner and any other person or persons (naming such person or persons), including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for the meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (C) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation’s capital stock, or increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the Corporation, and (D) the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for the meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting; and

(v) a representation whether the stockholder or beneficial owner, if any, intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee or approve the item of business and/or otherwise to solicit proxies from stockholders in support of such nomination(s) or other business.

(e) The foregoing notice requirements of this Section 8 shall not apply to a stockholder if the stockholder has notified the Corporation of his or her intention to present a stockholder proposal at an annual meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(f) These By-Laws shall not prevent the consideration and approval or disapproval at the annual meeting of the reports of officers and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless brought before the meeting in accordance with the procedures set forth in this Section 8.

(g) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders called at the direction of the Chairman, the Chief Executive Officer, or a majority of the Board of Directors and at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (ii) by any stockholder of the Corporation who is a stockholder of record at the date of the giving of the notice provided for in this Section 8 and on the record date for the determination of stockholders entitled to vote at the meeting and who timely complies with the procedures set forth in this Section. To be considered timely, the notice required by paragraph (d) of this Section 8 must be delivered to or mailed and received at the principal executive offices of the Corporation no earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and no later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which the date of such special meeting was publicly announced. In no event shall the public announcement of adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(h) The Chairman shall determine the order of business and the procedures at any stockholder meeting, including procedures for the manner of voting and the conduct of discussion as seem to the Chairman in order and not inconsistent with these By-Laws. Except as otherwise provided by law, the Chairman shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was proposed in accordance with the procedures set forth in this Section (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or other business is being proposed solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (d)(v) of this Section). Notwithstanding the foregoing provisions of this Section, unless otherwise required by law, such nomination shall be disregarded and such proposed business shall not be transacted unless the stockholder provides the information required under clauses (d)(iii)(B) and (d)(iv)(A)-(C) of this Section to the Corporation within five business days following the record date for a meeting and appears in person or by proxy at the meeting to present the nomination or proposed business. If the Chairman determines that the nomination or other business was not properly brought before the meeting in accordance with these By-Laws, the Chairman shall so declare and such nomination shall be disregarded and such proposed business shall not be conducted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

Section 9. Stockholder Access to Proxy Statement.

(a) Whenever the Corporation solicits proxies with respect to an election of directors at an annual meeting (an “Annual Election”), subject to the provisions of this Section 9, it shall include in its proxy statement and on its proxy card for such Annual Election, in addition to individuals nominated by the Board of Directors or any committee thereof, the name, together with the Required Information of any individuals nominated in compliance with these By-Laws, up to the Permitted Number, by one or more Eligible Stockholders (each, a “Stockholder Nominee”) who expressly elects at the time of providing the notice required by this Section 9 (the “Notice of Proxy Access Nomination”) to have its nominee included in the Company’s proxy materials pursuant to this Section 9. To be timely, any Eligible Stockholder seeking to have its nominee included in the Corporation’s proxy statement and on the Corporation’s proxy card shall deliver the Notice of Proxy Access Nomination to the Secretary of the Corporation, within the time periods applicable to stockholder notices of nominations delivered pursuant to Section 8(c) of Article II of these By-Laws (the last day on which a Notice of Proxy Access Nomination may be delivered, the “Advance Notice Deadline”).

(b) For purposes of this Section:

(i) The “Permitted Number” means 25% of the number of seats on the Board of Directors to be filled in the Annual Election (rounded down to the nearest whole number but not less than one); provided, however, that if the Corporation shall have received by the Advance Notice Deadline one or more valid stockholder notices nominating director candidates (other than any nominations submitted in accordance with this Section 9 for inclusion in the Corporation’s proxy statement and on the Corporation’s proxy card), then the Permitted Number shall be reduced by the number of such director candidates so nominated. If one or more vacancies for any reason occurs on the Board of Directors after the Advance Notice Deadline but before the date of the annual meeting, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. For purposes of determining whether the Permitted Number has been reached, each of the following persons shall be counted as one of the Stockholder Nominees: (A) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 9 whom the Board of Directors decides to nominate as a board of director nominee, (B) any director in office as of the Advance Notice Deadline who was previously included in the Corporation’s proxy materials as a Stockholder Nominee for either of the two preceding Annual Elections pursuant to this Section 9 whom the Board of Directors decides to renominate for election as a board of director nominee and (C) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 9 whose nomination is subsequently withdrawn at or prior to the Annual Election.

(ii) An “Eligible Stockholder” means a stockholder or group of no more than 20 stockholders of the Corporation that, together with its Affiliates, has continuously held ownership of not less than the Required Interest for at least the three years preceding the date the Notice of Proxy Access Nomination is delivered to the Secretary of the Corporation in accordance with this Section 9, that continues to own the Required Interest through the date of the Annual Election, and that complies with all applicable provisions of these By-Laws.

(iii) The “Required Interest” means three percent (3%) of the voting power of the outstanding voting securities of the Corporation entitled to vote in the Annual Election, based upon the number of outstanding voting securities of the Corporation most recently disclosed prior to the Advance Notice Deadline by the Corporation in a filing with the Securities and Exchange Commission.

(vi) “Affiliate” of a specified person means a person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the specified person, and, with respect to any investment company (as defined in the Investment Company Act of 1940, whether or not exempt from registration thereunder), shall also include all other investment companies or funds managed by the same investment adviser or any of its Affiliates.

(v) The “Required Information” means (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that, as determined by the Corporation, is required to be disclosed in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission and (ii) if the Eligible Stockholder so elects, the Statement.

(vi) The “Statement” means any accompanying statement from the Eligible Stockholder to be included in the Corporation’s proxy statement, which Statement in order to be so included shall not exceed 500 words and must fully comply with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Rule 14a-9. Notwithstanding anything to the contrary contained in this Section 9, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it determines would be materially false or misleading, omits a material fact, or would violate any applicable law or regulation.

(c) For purposes of this Section 9, an Eligible Stockholder (including its Affiliates) shall be deemed to “own” only those outstanding shares of voting securities of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and the risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its Affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its Affiliates for any purposes or purchased by such stockholder or any of its Affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its Affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its Affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or Affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement, in each case, which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the voting securities of the Corporation are “owned” for these purposes shall be determined in good faith by the Board of Directors or any committee thereof. An Eligible Stockholder shall in its Notice of Proxy Access Nomination disclose the number of shares it is deemed to own for purposes of this Section 9.

(d) Subject to the following sentence and any undertaking previously provided by an Eligible Stockholder pursuant to subsection (e) below, each Eligible Stockholder, together with its Affiliates, may nominate one, and not more than one, individual under this Section 9 for inclusion in the Corporation’s proxy statement and on its proxy card. If the Corporation shall receive more than the Permitted Number of proposed nominations from Eligible Stockholders in compliance with these By-Laws, then the nominees shall be included in the Company’s proxy materials in the order of the number (from largest to smallest) of voting securities of the Corporation that each Eligible Stockholder disclosed as “owned” for purposes of this Section 9 in its Notice of Proxy Access Nomination, up to the Permitted Number.

(e) Any Eligible Stockholder nominating an individual for director in accordance with this Section shall also deliver to the Corporation no later than the Advance Notice Deadline the following information in writing to the Secretary of the Corporation: (i) one or more written statements from the record holder of the shares (and from each intermediary or Affiliate through which the shares are or have been held during the three year minimum holding period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to the secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the three-year holding period, the Required Interest, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s (and any member of any group of stockholders that together is an Eligible

Stockholder) continuous ownership of the Required Interest through the record date; (ii) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act; (iii) the information, representations and agreements that are the same as those that would be required to be provided or set forth in a stockholder’s notice of nomination pursuant to Section 8(d) of Article II of these By-Laws; (iv) a representation that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) (A) acquired the Required Interest in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (B) presently intends to maintain qualifying ownership of the Required Interest through the date of the annual meeting, (C) agrees to comply with all applicable laws and regulations applicable to the use, if any, of soliciting material, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the Annual Election other than its Stockholder Nominee or a nominee of the Board of Directors and (E) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and (v) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation and (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholders pursuant to this Section 9.

(f) In the event that any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect.

(g) The Corporation shall not be required to include, pursuant to this Section 9, a Stockholder Nominee in its proxy materials for any annual meeting of stockholders (i) for which the Secretary of the Corporation receives a notice that a stockholder has nominated such Stockholder Nominee for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 8 of Article II of these By-Laws, (ii) if the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) who has nominated such Stockholder Nominee is currently engaged in a “solicitation,” or is a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (iii) who is not Independent under the listing standards of each principal U.S.

exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors, (iv) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchanges upon which the common stock of the Corporation is traded, or any applicable state or federal law, rule or regulation, (v) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years or (vii) if the Eligible Stockholder or applicable Stockholder Nominee fails to comply with its obligations pursuant to this Section 9.

(h) Notwithstanding anything to the contrary set forth herein, the Board of Directors or the chairman of the meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) shall have breached its or their obligations under this Section 9, as determined by the Board of Directors or the chairman of the meeting or (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting of stockholders to present any nomination pursuant to this Section 9. For purposes of this Section 9, to be considered a qualified representative of the Eligible Stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the annual meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual meeting of stockholders.

(i) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 9 for the next two annual meetings. For the avoidance of doubt, this Section 9(i) shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 8 of Article II of these By-Laws. This Section 9 shall provide the exclusive method for stockholders to include nominees for director in the Corporation’s proxy statement and on the Corporation’s proxy card.

ARTICLE III — DIRECTORS

Section 1. Number of Directors. Subject to the provisions of the Corporation’s Certificate of Incorporation, the number of directors of the Corporation shall be fixed from time to time by a majority vote of the directors then in office. The Board of Directors shall consist of a majority of independent directors, as determined under the Corporation’s corporate governance guidelines or any applicable exchange listing rules.

Section 2. Election of Directors. Except as provided in Section 3 of this Article, each director shall be elected by the majority of the votes cast with respect to the nominee at any meeting for the election of directors at which a quorum is present, provided that if as of a date that is ten (10) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission for a meeting at which directors are to be elected the number of nominees exceeds the number of directors to be elected based upon nominations then expected to be made by or at the direction of the Board of Directors (or any duly authorized committee thereof) or to be brought before the meeting by a stockholder who has given notice thereof, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director, without regard to abstentions. For elections at which the majority vote standard applies, the Nominations, Governance and Compensation Committee will establish procedures under which any currently serving director shall offer to tender his or her resignation which resignation shall be effective only if (a) he or she is not re-elected, and (b) the resignation is accepted by the Board. The Nominations, Governance and Compensation Committee will make a recommendation to the Board on whether to accept or reject any such resignation, or whether other action should be taken with respect to any such director who is not re-elected. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. Any director may resign at any time upon notice to the Corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon the receipt thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Directors need not be stockholders of the Corporation.

Section 3. Vacancies. Any vacancy on the Board of Directors resulting from an increase in the number of directors or otherwise, may be filled by a majority vote of the directors then in office, even if the directors in office constitute fewer than a quorum.

Section 4. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 5. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors shall be called by the Secretary (a) at the direction of (i) the Chairman or (ii) the Chief Executive Officer, if the Chief Executive Officer is a member of the Board of Directors, or (b) at the written request of a majority of the entire Board of Directors. Notice of a meeting of the Board of Directors, stating the place, date and hour of the meeting, shall be given to each director either by mail not less than forty-eight (48) hours before the date of such meeting, or by telephone, telegram, facsimile transmission or any other lawful means not less than twenty-four (24) hours before the date of such meeting. A waiver of such notice by any director or directors, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed the equivalent of such notice.

Section 6. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all of the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings, setting forth the action so taken, are filed with the minutes of proceedings of the Board of Directors or committee.

Section 8. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or of any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

Section 9. Committees. The Board of Directors may designate one or more standing or ad hoc committees. The Corporation shall cause the charter of any standing committee the Board of Directors creates to be made publicly available on the Corporation’s website or in filings made with the Securities and Exchange Commission. Each standing committee shall consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any standing committee, who may replace any absent or disqualified member at any meeting of any such standing committee. In the absence or disqualification of a member of a standing committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any standing committee, to the extent allowed by law and provided in the resolution establishing such standing committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each standing committee shall keep regular minutes and report to the Board of Directors when required.

Section 10. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum or a fixed number of shares of the Corporation’s stock or other compensation for attendance at each meeting of the Board of Directors and/or as compensation for service as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 11. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV — OFFICERS

Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a General Counsel, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a President and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders or directors of the Corporation.

Section 2. Election. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. The Chief Executive Officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors; any other officer may be removed at any time by the Chief Executive Officer after consultation with the Board of Directors or any appropriate Committee thereof. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the

Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer or the General Counsel or such other authorized officer of the Corporation, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

Section 5. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors and the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments necessary for the conduct of the business of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By- Laws, the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chairman of the Board of Directors, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

Section 6. President and Vice Presidents. At the request of the Chief Executive Officer or in his absence, or in the event of his inability or refusal to act, a President or a Vice President as designated by the Board of Directors shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. Each President and Vice President shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer from time to time may prescribe.

Section 7. General Counsel. The General Counsel shall (a) be the principal consulting officer of the Corporation for all legal matters; (b) be responsible for and direct all counsel, attorneys, employees and agents in the performance of all legal duties and services for and on behalf of the Corporation; (c) perform such other duties and have such other powers as are ordinarily incident to the office of the General Counsel; and (d) perform such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors.

Section 8. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties, when required, for the committees of the Board of Directors. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 9. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 10. Assistant Secretaries. Except as may be otherwise provided in these By- Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 11. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 12. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 13. Employee Conduct. No officer or employee shall engage, directly or indirectly, in any personal business transaction or private arrangement for personal profit which accrues from or is based upon his official position or authority or upon confidential information which he gains by reason of such position or authority, and each officer and employee shall reasonably restrict his personal business affairs so as to avoid conflicts of interest with his official duties. No officer or employee shall divulge confidential information to any unauthorized person, or release any such information in advance of authorization for its release, nor shall he accept, directly or indirectly, any valuable gift, favor or service from any person with whom he transacts business on behalf of the Corporation.

Section 14. Outside or Private Employment. No officer or employee shall have any outside or private employment or affiliation with any firm or organization incompatible with his concurrent employment by the Corporation, nor shall he accept or perform any outside or private employment which the Chief Executive Officer of the Corporation determines will interfere with the efficient performance of his official duties.

ARTICLE V – STOCK

Section 1. Form and Execution of Certificates. Certificates for the shares of stock of the Corporation shall be issued only to the extent as may be required by applicable law or as otherwise authorized by the Secretary or an Assistant Secretary, and if so issued shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Otherwise, evidence of stock ownership shall be by electronic format. Any such certificate shall be signed by, or in the name of the Corporation by, the Chairman of the Board, or by the Chief Executive Officer, or by the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by him or her in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or register before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

Section 2. Lost Certificates. The Board of Directors or the Secretary or an Assistant Secretary may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors or the Secretary or an Assistant Secretary may, in its or their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 3. Transfers. Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and with regard to certificated shares, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed.

Section 4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5. Registered Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI — NOTICES

Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice may also be given personally or by facsimile, telegram, telex, cable, or any other lawful means.

Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII — GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Acquisition of Common Stock by the Corporation. Unless approved by holders of a majority of the outstanding capital stock of the Corporation then entitled to vote at an election of directors, the Corporation shall not take any action that would result in the acquisition by the Corporation, directly or indirectly, from any one person or “group” (as defined in Section 13(d) of the Securities Exchange Act of 1934) of one percent or more of the shares of Common Stock then outstanding, in one or a series of related transactions, at a price in excess of the prevailing market price of such stock, other than pursuant to a tender offer made to all holders of Common Stock or to all holders of less than 100 shares of Common Stock.

Section 3. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 5. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 6. Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VII, Section 6.

ARTICLE VIII — INDEMNIFICATION

Section 1. Power to Indemnify in Actions, Suits or Proceedings other than those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (c) by the stockholders. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be.

Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6. Expenses Payable in Advance. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation, upon the determination by the Board of Directors, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII, provided the Corporation approves in advance counsel selected by the director or officer (which approval shall not be unreasonably withheld).

Section 7. Non-exclusivity of Indemnification and Advancement of Expenses. The rights to indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall be a contract right and shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

Section 9. Certain Definitions. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 10. Survival of Indemnification and Advancement of Expenses; Amendments. The indemnification and advancement of expenses provided by the Corporation pursuant to this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of this Article VIII shall be prospective only and shall not in any way diminish or adversely affect the rights of any director or officer in effect hereunder at the time of any act or omission occurring prior to such repeal or modification.

Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

ARTICLE IX — AMENDMENTS

Section 1. Amendments. These By-Laws of the Corporation may be altered, amended, changed, added to or repealed in whole or in part, or new By-Laws may be adopted, by the stockholders or the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws is provided before the date on which the meeting of stockholders at which such shall become effective or be voted on, as the case may be. For purposes of this Article IX, filing such alteration, amendment, repeal or new By-Laws with the Securities and Exchange Commission and/or the principal securities exchange on which the common stock of the Corporation is traded shall be deemed to provide notice thereof. All such amendments must be approved by either the holders of a majority of the outstanding capital stock of the Corporation entitled to vote thereon or by a majority of the entire Board of Directors.